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                                                                         PAGE 10



























                                  EXHIBIT 10.1

                          INVESTMENT SERVICE AGREEMENT

        This Agreement ("Agreement") is made and entered into this 15TH day of FEBRUARY, 2000, by and among O'Keefe Shaw & Co., Inc., whose principal place of business is located at 646 N. French Rd., Suite 7, Amherst, NY 14228 ("Broker-Dealer"), Evans National Bank whose principal place of business is located at 14 N. Main St., Angola, NY 14006 ("Bank"), and ENB Associates, Inc.
(ENB).

        WHERE AS, Broker/Dealer is an independent registered securities broker/dealer, and is a member of NASD, and cleared through First Clearing Corporation, a subsidiary of First Union Securities, a division of First Union Bank, to sell securities, including mutual funds and annuities; and

        WHERE AS, Bank is a national bank with offices in Erie and Chautauqua Counties and ENB Associates is a wholly owned subsidiary of Bank, and desires to provide non-deposit investment products to Bank Customers at its (Banks) branch locations at specific designated areas of said branch; and

        WHERE AS, the parties have agreed to enter into this arrangement for investment services, whereby ENB will employ a licensed investment specialist to sell fixed and variable annuities and mutual funds through Broker/Dealer, who will hold the license of ENB's investment specialist and will be responsible for compliance, training and regulatory reporting.

        IT IS HEREBY AGREED to by and between the parties as follows:

                                    SECTION 1

                                   Definitions
                                   -----------

        The following terms shall have the following meanings when used herein:

        "Registered Representative" shall mean an employee of "ENB" who is registered and qualified by the NASD whose license is held by Broker-Dealer, and who is supervised by Broker-Dealer.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "SEC" shall mean the Securities and Exchange Commission.

        "Bank Employee" shall mean an employee of "Bank" who is in a customer-contact position and who is not registered and qualified by the NASD.

        "Compliance Manuals" shall mean Broker-Dealer's operations and procedures manual and compliance manual, as amended from time to time, maintained in accordance with NASD rules.

        "Investment Program" shall mean all securities business conducted at or through the offices of "Bank".

        "Bank Share Payments" shall mean the payments made by Broker-Dealer to "Bank" pursuant to Schedule A hereof.

        "Investment Program Account" or "Account" shall mean an account opened by or with Broker-Dealer for the purpose of transacting securities brokerage activities under the Investment Program.

        "Investment Program Customer" or "Customer" shall mean a person who opens an Investment Program Account.

                                    SECTION 2

                          Obligations of Broker-Dealer
                          ----------------------------

        2.1 COMPLIANCE WITH APPLICABLE STATUTE AND REGULATIONS. Broker-Dealer shall continue to be registered with the SEC as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934, as amended, and registered or licensed as a broker-dealer under such state securities laws as the nature of its business would require. Broker-Dealer shall continue to be a member firm of the NASD. Broker-Dealer shall comply with all statutory and regulatory requirements applicable to broker-dealers, as that term is used under Section 15(B) of the Securities Exchange Act of 1934, as amended, including all applicable rules of the NASD. Broker-Dealer shall comply with all applicable state securities laws. Broker-Dealer shall ensure that each employee of Broker-Dealer continues to be registered and qualified to perform all services provided to Customers.



        2.2 INVESTMENT PROGRAM. Broker-Dealer shall exclusively





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control, supervise, and be responsible for the Investment Program and all securities activities transacted thereunder. Broker-Dealer shall comply with all applicable laws and regulations. Broker-Dealer shall be solely responsible for ensuring that the Investment Program complies with all applicable state and federal securities laws and regulations and with NASD rules. Broker-Dealer and Registered Representative shall obtain and maintain any and all licenses and permits required under applicable federal and state securities laws and regulations for the activities and transactions occurring under the Investment Program.

        2.3 SENIOR SECURITIES PRINCIPAL. A qualified employee or principal of Broker-Dealer shall act as "senior securities principal" with respect to the Investment Program.

        2.4 SUPERVISION OF REGISTERED REPRESENTATIVE. Broker-Dealer is solely and fully responsible for the proper supervision and discipline of the Registered Representative under all applicable securities laws, rules or regulations and all applicable NASD rules to the same extent as if the Registered Representative were also an employee of Broker-Dealer. Broker-Dealer shall provide the Registered Representative with updated copies of the Compliance Manuals and monitor the Registered Representative's compliance with the policies and procedures contained in the Compliance Manuals. Broker-Dealer shall provide the Registered Representative with all information and professional materials that it provides to registered representatives who are employees of Broker-Dealer. The Registered Representative's conduct shall be governed in all respects by the Compliance Manuals, rules, and instructions provided by Broker-Dealer, as well as by NASD rules and all other applicable securities laws, rules, or regulations, or NASD rules.

        2.5 TRAINING OF ASSOCIATION EMPLOYEES AND "BANK" EMPLOYEES. Broker-Dealer shall, at no cost to "Bank" or Association, train all "Bank" Employees and Association Employees regarding standards of conduct and permissible activities in connection with the Investment Program. Such training shall occur, at a minimum, on a semi-annual basis and shall take place at the facilities of Association or "Bank".

        Broker-Dealer shall provide manuals outlining such standards and activities ("Conduct Manuals") to all Association Employees and "Bank" Employees. Broker-Dealer shall conduct an annual evaluation of "Bank" Employees' and Association Employees' compliance with the Conduct Manual.




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        2.6 MARKETING. On an annual basis, Broker-Dealer shall prepare a written marketing plan for the benefit of the Investment Program and submit for "Bank" approval. All materials used to advertise, promote, or explain the Investment Program (marketing materials) shall be reviewed and approved by Broker-Dealer and deemed to be Broker-Dealer material.

        Broker-Dealer shall not distribute marketing materials, conduct sales presentations about, or advertise the Investment Program without the "Bank's" express written consent, which shall not be unreasonably withheld.

        2.7 USE OF "BANK" OR ASSOCIATION NAME.

        (a) Broker-Dealer shall not use "Bank's" name or logo, or refer to "Bank" or any person affiliated with "Bank", in any advertisements, sales presentations or marketing materials without the express written consent of "Bank".

        (b) Broker-Dealer shall not use Association's name or logo or refer to Association in any advertisements, sales presentations or marketing materials.

        (c) Broker-Dealer acknowledges and agrees that this Agreement does not operate to assign, transfer or convey to Broker-Dealer any license, privilege or right of any kind or nature whatsoever to use for any reason any trade names, trademarks, network names, proprietary logotypes or network marks owned by "Bank" or Association in any of Broker-Dealers advertising, signage, promotional materials, including printed sales/marketing materials.

        2.8 "BANK" SHARE PAYMENTS. Broker-Dealer shall make "Bank" Share Payments to "Bank" with respect to all transactions which occur under, or are attributable to, the Investment Program, in accordance with Schedule A, attached hereto. A deposit account will be established at the "bank" for purpose of clearing proceeds of all financial transactions of the annuity sales portion of the Investment Program. The "Bank" will deduct the appropriate Share Payment amount from the transaction account. Share Payments resulting from the mutual fund portion of the Investment Program will be remitted directly from Broker-Dealer.


Broker-Dealer shall provide a monthly detail of all transactions by Investment Program customers, as well as a reconciliation of Share Payments, no later than seven (7) business days after the end of the






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calendar month for which the information is provided.

        2.9 REGULATORY INQUIRIES. Should any state or federal regulatory agency with authority over "Bank", Association, or Broker-Dealer make inquiries with respect to this Agreement or the Investment Program, each party to this Agreement agrees to assist the other party in the timely preparation of any reports or correspondence required or requested by the regulatory agency. Should any such regulatory agency request a review of customer records each party agrees to make such records available at its respective office during normal business hours.

        2.10 INTERAGENCY STATEMENT. Broker-Dealer and "Bank" shall establish and observe appropriate policies and procedures consistent with the Interagency Statement on Retail sales of Non-deposit Investment Products, dated February 14,1994 ("Interagency Statement"), including the Statement's provisions relating to customer disclosures.

        2.11 MONITORING COMPLIANCE WITH AGREEMENT. Broker-Dealer shall allow "Bank" and/or Association to monitor and periodically review the Investment Program for the purpose of verifying that Broker-Dealer, its employees and Registered Representative are complying with the terms of this Agreement. Broker-Dealer agrees to allow "Bank", Association, and the federal and state banking agencies having jurisdiction over "Bank" or Association to have access to such records of Broker-Dealer as are necessary to appropriately evaluate compliance with this Agreement; provided, however, that such information shall otherwise be treated by "Bank" and Association as confidential.

        2.12 NOTICES. Broker-Dealer shall deliver to the "Bank", within five (5) business days of receipt, a copy of all notices or correspondence it receives from any federal, state or local governmental authority, including regulatory agencies, relating to "Bank", the Association, the Investment Program, Registered Representative, or this Agreement.

        2.13 ACCOUNT-OPENING DOCUMENTS. Broker-Dealer shall provide to "Bank" all documents and materials necessary to open Investment Program Accounts (`Account-Opening Documents") and shall be responsible that all such documents' comply with all applicable laws and regulations.


        2.14 DOCUMENTATION FROM THIRD PARTY. Broker-Dealer shall be






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responsible for ensuring that any documentation regarding securities transactions under the Investment Program which is sent directly to an Investment Program Customer by a clearing broker, an issuer, transfer agent, principal underwriter, or other third party, complies with all applicable securities laws and regulations and NASD rules.

        2.15 CONFIDENTIALITY OF INFORMATION. Broker-Dealer shall not disclose to any other person or firm, directly or indirectly, any confidential information of the Bank or its customers, except for the specific purposes provided in the Investment Service Agreement

                                    SECTION 3

                              Obligations of "Bank"
                              ---------------------

        3.1 ASSOCIATION EMPLOYEES AND "BANK" EMPLOYEES. Association Employees and "Bank" Employees may distribute promotional literature regarding the Investment Program, direct persons to Registered Representatives, and provide certain other limited types of information and assistance but may not engage in any securities brokerage or securities investment advisory activities on behalf of Association, "Bank" or Broker-Dealer. "Bank" will monitor the activities of such employees and ensure their compliance with the limits on their permissible activities and conduct as set forth in the Conduct Manual provided by Broker-Dealer.

        3.2 NOTICES. "Bank" shall deliver to Broker-Dealer within five (5) business days of receipt, a copy of all notices or correspondence it receives from any federal, state or local governmental authority, including regulatory agencies, relating to Broker-Dealer, the Investment Program, Registered Representative, or this Agreement.

        3.3 COMPENSATION OF PERSONNEL. "Bank" shall be solely responsible for the payment of all compensation under the Investment Program to personnel of "Bank" and Association, including the salary and any commissions paid to the Registered Representative.

        3.4 CONFIDENTIALITY OF INFORMATION. Bank shall not disclose to any other person or firm, directly or indirectly, any confidential information of the Broker-Dealer or its customers, except for the specific purposes provided in the Investment Service Agreement







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                                    SECTION 4

                             The Investment Program
                             ----------------------

        4.1 DESCRIPTION OF INVESTMENT PROGRAM. Broker-Dealer shall offer the following products and services under the Investment Program:

        (a) BROKERAGE SERVICES. The Registered Representative will initiate purchases and sales of securities included in the Investment Program from time to time, including equity and debt securities and shares of certain investment companies registered under the Investment Company Act of 1940, for Investment Program Customers. Broker-Dealer will retain a clearing broker (the "Clearing Broker') to perform for Broker-Dealer such services as are customarily performed by clearing brokers.

        (b) INVESTMENT ADVISORY SERVICES. The Registered Representative may provide investment advice and recommendations to Investment Program Customer, in accordance with each Investment Program Customer's suitability profile and/or investment goals.

        4.2 OPENING OF ACCOUNTS. All Account-Opening Documents will be prepared by the Registered Representative at "Bank's" office. The Registered Representative will transmit Account-Opening Documents to Broker-Dealer for approval to open an account. The Registered Representative will forward the originals of the Account-Opening Documents to Broker-Dealer.

                                    SECTION 5

                   Term. Renewal and Termination of Agreement
                   ------------------------------------------

        5.1 TERM. This Agreement shall become effective upon the execution of both parties hereof, and unless sooner terminated as herein provided, is for an initial term of one (1) year from the date first set forth above. After the initial term, this Agreement shall be subject to automatic successive renewals of one year each, unless (I) either party has given written notice to the other party of its election to terminate the Agreement at least 60 days prior to the expiration of a term or (ii) the Agreement has terminated pursuant to the remaining provisions of this Section 5.





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        5.2 TERMINATION.

        (a) Either party, in its sole discretion, may terminate this Agreement at any time, without cause, upon 60 days prior written notice to the other party, in which event this Agreement shall terminate sixty (60) days after the date of such notice.

        (b) Either party may terminate this Agreement at any time in the event that any governmental or judicial authority or any federal or state regulatory agency with authority over "Bank", Association, or Broker-Dealer requires or requests, in writing, that either party terminate the Agreement. Termination under this subsection shall become effective thirty (30) days from the date of such written notice (which notice shall be forwarded to the other party pursuant to either Subsection 2.12 or 3.2) unless the regulatory agency or authority requiring or requesting termination specifies a termination date less than thirty days from the date of the written notice, in which event the termination shall become effective on the date specified by the agency or authority.

        5.3 RIGHT TO TERMINATE UPON BREACH. Either party shall have the right to terminate this Agreement at any time if:
        (a) the other party commits a material breach of any material provision of the Agreement and fails to cure such material breach within thirty (30) days of receipt of written notice thereof from the non-breaching party; or

        (b) the other party (I) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; or
(iii) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors, and such proceeding is not dismissed within thirty
(30) days after the commencement of such proceeding, and the party terminating the Agreement provides written notice thereof to such other party.

        Termination shall become effective (I) under subsection (a) automatically upon the expiration of the cure period in the absence of a cure; provided, however, that the non-breaching party may, in its sole discretion, extend the cure period for the breach; and (ii) under subsection (b) immediately upon the non-terminating party's receipt of notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

        Notwithstanding the foregoing, if the Agreement is not





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terminated upon the event of a material breach by either party, the non-breaching party shall have the right to terminate this Agreement upon the occurrence of any subsequent breach by the breaching party in the performance of any material provision herein.

        5.4 RIGHT TO TERMINATE BY "BANK". Notwithstanding anything to the contrary contained herein, "Bank" shall have the right to terminate this Agreement at any time in the event that the Board of Directors of "Bank" determines that "Bank's" continued performance under the terms of this Agreement constitutes an unsafe or unsound practice or violates the rules or regulations of any federal or state regulatory agency with authority over "Bank" or Association or violates applicable state and federal securities laws or regulations or NASD rules, and so certifies to Broker-Dealer in writing. Termination under this Subsection 5.4 shall become effective thirty (30) days after written notice to Broker-Dealer.

        5.5 EFFECT OF TERMINATION. Notwithstanding anything to the contrary contained herein, in the event of any termination of this Agreement, the obligations of Broker-Dealer and "Bank" under Section 6 for expenses or other liabilities arising from or related to acts or omissions which occurred prior to the effective date of termination shall survive the termination of this Agreement.

        5.6 TERMINATION FOLLOW-UP. In the event that this Agreement is terminated pursuant to any of the foregoing provisions:

        (a) Broker-Dealer shall immediately discontinue the use of any and all materials, forms, and documents which refer to the Investment Program or "Bank" or which bear the logo of "Bank", and shall so certify in writing to `Bank";

        (b) "Bank" shall immediately discontinue the use of any and all materials, forms, and documents which refer to Broker-Dealer or which bear the logo of Broker-Dealer and shall so certify in writing to Broker-Dealer.

        (c) if this Agreement is terminated pursuant to Section 5, and `Bank" is transferring its securities business to another broker/dealer, including a broker/dealer subsidiary of "Bank", each Investment Program Customer will be notified by Broker-Dealer that Customer's Accounts will be transferred to "Bank's" new broker/dealer unless the Customer notifies Broker-Dealer to the contrary. Broker-Dealer shall provide such notice at least thirty (30) days prior to such termination; provide, however, if such termination shall occur thirty (30) days or




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less from the written notice thereof, Broker-Dealer shall provide such notice to each Customer within five (5) business days of receipt of written notice terminating the Agreement. Unless Customer notifies Broker-Dealer to the contrary, Broker-Dealer will arrange for the transfer of Customer's account(s) to "Bank"'s new broker/dealer in accordance with the provisions of Section 65 of the Uniform Practice Code of the NASD.



                                    SECTION 6

                                 Indemnification
                                 ---------------

        6.1 INDEMNIFICATION BY BROKER-DEALER. Broker-Dealer agrees to indemnify, defend and hold harmless "Bank" and Association and their officers, directors, employees, agents, affiliates an assigns from and against any and all losses, costs, claims, damages, fines, penalties, expenses (including attorneys' fees) or liabilities, joint or several, which they may incur in connection with investigating any claim against them or in defending any action and any amount paid in settlement or compromise, insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are a result of (I) any failure by Broker-Dealer, employees of Broker-Dealer, or by any entity that Broker-Dealer controls or contracts with, to fulfill any of Broker-Dealer's obligations under this Agreement; (ii) any act or omission, or alleged act or omission, of Broker-Dealer, any employee of Broker-Dealer, or Registered Representative; or (iii) any failure by Broker-Dealer, any employee of Broker-Dealer, or Registered Representative to comply with applicable securities laws, rules or regulations, NASD rules, or the Compliance Manuals.

        6.2 INDEMNIFICATION BY "BANK". "Bank" agrees to indemnify and hold harmless Broker-Dealer and its officers directors, employees, agents, affiliates and permitted assigns from and against any and all losses, costs, claims, damages, fines, penalties, expenses (including attorneys' fees) or liabilities they may incur arising out of the failure of any "Bank" Employee, as defined herein, to comply with the standards of conduct set forth in the Conduct Manual.





                                    SECTION 7




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                    Representations and Warranties of Parties
                    -----------------------------------------

        7.1 REPRESENTATIONS AND WARRANTIES OF BROKER-DEALER. Broker-Dealer represents and warrants to "Bank" that: (I) it is and will continue to be registered with the SEC as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934, as amended, and registered or licensed as a broker-dealer under such state securities laws as the nature of its business would require;
(ii) it is and will continue to be a member firm of the NASD; (iii) it is in compliance with all requirements imposed by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as promulgated by the SEC;
(iv) it is in compliance with all NASD rules, NASD bylaws, and the NASD Rules of Fair Practice; (v) it is in compliance with all state securities laws; (vi) each employee of Broker-Dealer is registered and qualified to perform all services which the employee will provide to Customers; (vii) it has full legal right, power and authority to enter into and perform this Agreement; (viii) this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding agreement; and (ix) it has obtained all consents, approvals, authorizations and orders of governmental agencies or authorities required in connection with the transactions contemplated by this Agreement on the part of Broker-Dealer. Broker-Dealer will comply with all applicable laws, rules and regulations of the SEC, the NASD, and all applicable state securities laws.

        7.2 REPRESENTATIONS AND WARRANTIES OF "BANK". "Bank" represents and warrants to Broker-Dealer that (i) "Bank" has full legal right, power and authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by "Bank" and constitutes the legal, valid and binding agreement of "Bank", and (iii) no consent, approval, authorization or order of any governmental agency or authority (except those previously obtained by "Bank" disclosed to Broker-Dealer and in full force and effect) is required in connection with the transactions contemplated by this Agreement on the part of "Bank".






                                    SECTION 8



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                               General Provisions
                               ------------------

        8.1 NOTICES. All notices, requests, approvals, consents or other communications required or permitted to be delivered hereunder shall be in writing and shall be deemed delivered or given as of the day they are received and may be addressed as designated below or to such other address as the party receiving the notice requests by written notice to the other party delivered in accordance with this Section.

        IF TO BROKER-DEALER:

                           O'Keefe Shaw & Co., Inc.
                           646 N. French Rd., Suite 7
                           Amherst, NY  14228
                           Peter S. O'Keefe, President

                           WITH A COPY TO:


        IF TO "BANK":      Evan National Bank
                           14 N. Main St.
                           Angola, NY  14006
                           Richard M. Craig, Pres & CEO


        8.2 FURTHER ASSURANCES. The parties hereto, from time to time after the execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary and proper to carry out and consummate more effectively the transactions contemplated hereby.

        8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes and terminates all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect hereto.

        8.4 MODIFICATION. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto which expressly refers to this Agreement.


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        8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        8.6 REGULATORY COMPLIANCE. If, for any reason, any portion of this Agreement must be changed to comply with statutory or regulatory requirements, the parties to this Agreement agree to bargain in good faith to make necessary changes to this Agreement to conform to such regulatory requirements consistent with the substantive business goals of this Agreement.

        8.7 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of one or more provisions shall not be deemed to invalidate the remainder of this Agreement.

        8.8 ENFORCEMENT. If any action at law or in equity is necessary to enforce the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

        8.9 HEADINGS. The descriptive headings of this Agreement have been inserted for convenience and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

        8.10 WAIVER. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any party or their agents or employees, and may be waived only by instruments in writing signed by an authorized officer of the respective party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

        8.11 ASSIGNMENT. No party may assign this Agreement without the prior written consent of the other party.

        8.12 RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, or as making "Bank" or Association in any way responsible for the debts, losses, actions or failure to act of Broker-Dealer, employees of Broker-Dealer, or Registered Representative.






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                   IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

ATTEST:
Evans National Bank



/s/Richard M. Craig                                             2/15/2000
-----------------------------------------                       ---------
     Richard M. Craig, President and CEO                        Dated

ATTEST:
O'Keefe Shaw & Co., Inc.



/s/Peter S. O'Keefe                                             2/15/2000
-----------------------------------------                       ---------
     Peter S. O'Keefe, President                                Dated



ATTEST:
ENB Associates, Inc.



/s/Richard M. Craig                                             2/15/2000
-----------------------------------------                       ---------
     Richard M. Craig, President                                Dated







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SCHEDULE A
----------


Revenues will be shared as following basis:

ENB ASSOCIATES, INC. EMPLOYEE:
------------------------------
                                70% to ENB Associates, Inc.
                                30% to O'Keefe Shaw & Co., Inc.

O'KEEFE SHAW & CO., INC. EMPLOYEE *:
------------------------------------
                                30% to ENB Associates, Inc.
                                70% to O'Keefe Shaw & Co., Inc.



* Net of clearing expenses






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